UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”) and related Series H common stock purchase warrants (the “Series H Warrants”).

On March 3, 2017, the Company and one of the 2016 Note Buyers entered into an agreement (the “Note Redemption Agreement”), pursuant to which the Company agreed to redeem $1,176,197 of the 2016 Note (the “Redemption Note”) held by such 2016 Note Buyer for an aggregate redemption price of $1,176,197 (the “Redemption Price”), which will satisfy such Redemption Note in full.  The Company will pay the Redemption Price for the Redemption Notes from cash held in the restricted accounts of the Company. After the redemption, the principal amount of the remaining 2016 Notes will be reduced from $33.4 million to $32.2 million.

The foregoing is a summary description of the material terms of the Note Redemption Agreements and is qualified in its entirety by the form of Note Redemption Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On February 27 and February 28, 2017, certain holders of 2016 Notes were issued shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company pursuant to Section 3(a)(9) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), in connection with conversions at the election of such holders pursuant to the terms of the 2016 Notes.  In connection with the conversions, the Company issued 110,630,582 shares of Common Stock (the “Conversion Shares”).  As per the terms of the 2016 Notes, the Conversion Shares immediately reduced the principal amount outstanding of the 2016 Notes by $75,229 based upon a conversion price of $0.00068 per share.  The issuance of the Conversion Shares pursuant to the conversion of the 2016 Notes described herein is exempt from registration under the Securities Act pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

As of March 3, 2017, a total principal amount of $3.9 million of the 2016 Notes has been converted into shares of Common Stock.  Approximately $32.2 million in principal remains to be converted. Restrictions on a total of $12.1 million in the Company’s restricted cash accounts has been released including $6.0 million at closing and $6.1 million in early releases from the restricted cash accounts. $17.0 million remains in the restricted cash accounts to have the restrictions removed and become available to the Company at future dates pursuant to terms of the 2016 Notes.

As of March 3, 2017, there are 1,485,904,493 shares of Common Stock issued and outstanding of the 1,500,000,000 shares authorized.

Item 3.03 Material Modifications to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the conversion of a portion of the principal outstanding under the 2016 Notes in Item 3.02 hereof (the “Conversions”), the exercise prices of certain of our issued and outstanding securities were automatically adjusted to take into account the conversion price of the 2016 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of March 3, 2017, the Company had outstanding Class A Warrants to purchase 48 shares of Common Stock and Class B Warrants to purchase 29 shares of Common Stock. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, as of February 27, 2017, the exercise price for the Class A and Class B Warrants was adjusted from $0.00085 to $0.00068 per share of Common Stock.

Common Stock Warrants

As of March 3, 2017, the Company had outstanding certain Common Stock warrants to purchase 2 shares of Common Stock.  As a result of the Conversions, as of February 27, 2017, the exercise price for certain Common Stock warrants was adjusted from $0.00085 to $0.00068 per share of common stock.

Series B Warrants

As of March 3, 2017, the Company had outstanding Series B Warrants to purchase 34 shares of Common Stock.  The Series B Warrants include a provision which provides that the exercise prices of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.  As a result of the Conversions, as of February 27, 2017, the exercise price for Series B Warrants was adjusted from $336,254 to $330,251 per share of Common Stock.

Series D and 2015 Subordination Warrants

As of March 3, 2017, the Company had outstanding Series D Warrants to purchase 2,361,468 shares of Common Stock and 2015 Subordination Warrants to purchase 71,129 shares of Common Stock. The Series D and 2015 Subordination Warrants include a provision which provides that the exercise prices of the Series D and 2015 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series D and 2015 Subordination Warrants.  Therefore, as of February 27, 2017, the exercise price for the Series D and 2015 Subordination Warrants was adjusted from $0.00085 to $0.00068 per share of Common Stock.

Series G Warrants

As of March 3, 2017, the Company had outstanding Series G Warrants to purchase 159 shares of Common Stock. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, as of February 27, 2017, the exercise price for the Series G Warrants was adjusted from $0.00085 to $0.00068 per share of Common Stock.

Series H and 2016 Subordination Warrants

As of March 3, 2017, the Company had outstanding Series H Warrants to purchase 2,346 shares of Common Stock and 2016 Subordination Warrants to purchase 71 shares of Common Stock. The Series H and 2016 Subordination Warrants include a provision which provides that the exercise prices of the Series H and 2016 Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series H and 2016 Subordination Warrants.  Therefore, as of February 27, 2017, the exercise price for the Series H and 2016 Subordination Warrants was adjusted from $0.00085 to $0.00068 per share of Common Stock.

Series F Convertible Preferred Stock

As of March 3, 2017, the Company has outstanding 5,860 shares of Series F Convertible Preferred Stock.  The Series F Convertible Preferred Stock includes a provision which provides that the conversion price of the Series F Convertible

Preferred Stock will be adjusted in connection with certain equity issuances by the Company.  As a result of the Conversions, as of February 27, 2017, the conversion price for the Series F Convertible Preferred Stock was adjusted from $0.00085 to $0.00068 per share of Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, the board of directors of the Company (the “Board”) approved the Company’s entry into a Director and Officer Indemnification Agreement (the “Indemnification Agreement”) with each of its directors and such other officers as the Board determines from time to time (each, an “Indemnitee”).  This approval formalizes the Company’s intention, disclosed at the time of its initial public offering and in subsequent filings, to enter into such agreements with its directors and officers upon their respective appointments.

Pursuant to the terms of the Indemnification Agreement, the Company must indemnify each Indemnitee if the Indemnitee is a party to or threatened to be made a party to any proceeding by reason of the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another entity, against all expenses, judgments, fines and penalties actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. The indemnification must be provided only if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in the best interests of the Company, or, in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If the proceeding is brought by or in the right of the Company, the Company need not provide indemnification for expenses if the Indemnitee is judged to be liable to the Company, unless the court in which the proceeding is brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for expenses as the court deems proper. No indemnification may be provided in connection with any proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he is judged liable on the basis that personal benefit was improperly received by him. The Company must advance all reasonable expenses to the Indemnitee in connection with a proceeding within 5 days after receipt of a notice from the Indemnitee requesting the advance. The notice must include reasonable evidence of the expenses and must be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against the expenses. Notwithstanding the Indemnification Agreement, the Company must indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of the Indemnification Agreement, the Company’s Certificate of Incorporation, the Bylaws, or by statute.

The term of the Indemnification Agreement will continue until the later of: (a) 10 years after the date that the Indemnitee ceases to serve as a director or officer, or (b) the final termination of all pending proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of expenses under the Indemnification Agreement.

The Indemnitee is not entitled to indemnification or advancement of expenses under the Indemnification Agreement with respect to any proceeding brought or made by him against the Company.

The foregoing is only summary of the form of Indemnification Agreement attached to this Current Report as Exhibit 10.1 and is qualified in its entirety by the full text of the Indemnification Agreement, which is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1*	Form of Director and Officer Indemnification Agreement
10.2*	Form of Note Redemption Agreement

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: March 3, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
10.1*	Form of Director and Officer Indemnification Agreement
10.2*	Form of Note Redemption Agreement

*Filed herewith.